Exhibit 33.4

[SunTrust Logo]

Certification Regarding Compliance with Applicable Servicing Criteria

1.	SunTrust Mortgage, Inc. is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2014 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which SunTrust Mortgage, Inc. acted as servicer, involving residential mortgage loans occurring after December 31, 2005 (the “Platform”) as listed in Appendix B;

2.	SunTrust Mortgage, Inc. has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific, limited or scripted activities, and SunTrust Mortgage, Inc. elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A hereto;

3.	Except as set forth in paragraph 4 below. SunTrust Mortgage, Inc. used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.	The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to SunTrust Mortgage, Inc. based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	Except as set forth on Appendix C, SunTrust Mortgage, Inc. has complied, in all material respects, with the applicable servicing criteria as of December 31, 2014, and for the Reporting Period with respect to the Platform taken as a whole;

6.	SunTrust Mortgage, Inc. has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2014, and for the Reporting Period with respect to the Platform taken as a whole;

7.	Except as set forth on Appendix C, SunTrust Mortgage, Inc. has identified no material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2014, and for the Reporting Period with respect to the Platform taken as a whole; and

8.	Ernst and Young LLP, a registered public accounting firm, has issued an attestation report on SunTrust Mortgage, Inc.’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

SunTrust Mortgage, Inc.	SunTrust Mortgage, Inc.

/s/ Michael Squillante	/s/ Jane Gershman
Michael Squillante	Jane Gershman
Executive Vice President,	Senior Vice President,
Executive Mortgage Servicing & Default	Servicing & Default Division
Dated: February 27, 2015	Dated: February 27, 2015

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by SunTrust Mortgage, Inc.	Performed by Vendor(s) for which SunTrust Mortgage, Inc. is the Responsible Party	Performed by sub servicer(s) or vendor(s) for which SunTrust Mortgage, Inc. is NOT the Responsible Party	NOT performed by SunTrust Mortgage, Inc. or by sub servicer(s) or vendor(s) retained by SunTrust Mortgage, Inc.
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	✓

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	✓

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				✓

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	✓

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	✓	✓[1]	✓[2]

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	✓

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	✓

[1]	Vendors: Speedpay, Checkfree, and Western Union in aggregate are responsible for the payments component of this criterion at levels less than 5%.
[2]	SunTrust Bank is responsible for the lockbox payments component of this criterion.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by SunTrust Mortgage, Inc.	Performed by Vendor(s) for which SunTrust Mortgage, Inc. is the Responsible Party	Performed by sub servicer(s) or vendor(s) for which SunTrust Mortgage, Inc. is NOT the Responsible Party	NOT performed by SunTrust Mortgage, Inc. or by sub servicer(s) or vendor(s) retained by SunTrust Mortgage, Inc.
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	✓

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	✓

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are: (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	✓

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	✓[3]

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓[3]

[3]

For Purposes of assessing the servicing criteria listed in Items 1122(d)(3)(i)-(iv), SunTrust Mortgage has determined, consistent with the Securities and Exchange Commission C&DI, Section 200.06, that the “investor” for these purposes is the entity to which SunTrust Mortgage provides the related information (i.e., master servicer, trustee, etc.).

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by SunTrust Mortgage, Inc.	Performed by Vendor(s) for which SunTrust Mortgage, Inc. is the Responsible Party	Performed by sub servicer(s) or vendor(s) for which SunTrust Mortgage, Inc. is NOT the Responsible Party	NOT performed by SunTrust Mortgage, Inc. or by sub servicer(s) or vendor(s) retained by SunTrust Mortgage, Inc.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✓[3]

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓[3]

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.			✓[4]	✓

1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements			✓[4]	✓

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	✓

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	✓

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	✓

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-aging) are made reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	✓

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	✓

[4]	1122 (d)(4)(i), (ii) SunTrust Mortgage engages SunTrust Bank, its parent, to be custodian of certain mortgage loans

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by SunTrust Mortgage, Inc.	Performed by Vendor(s) for which SunTrust Mortgage, Inc. is the Responsible Party	Performed by sub servicer(s) or vendor(s) for which SunTrust Mortgage, Inc. is NOT the Responsible Party	NOT performed by SunTrust Mortgage, Inc. or by sub servicer(s) or vendor(s) retained by SunTrust Mortgage, Inc.
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	✓

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	✓

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.	✓

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	✓		✓[5]

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	✓

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.	✓

[5]	Vendor: Assurant is responsible for the insurance payments component of this criterion.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by SunTrust Mortgage, Inc.	Performed by Vendor(s) for which SunTrust Mortgage, Inc. is the Responsible Party	Performed by sub servicer(s) or vendor(s) for which SunTrust Mortgage, Inc. is NOT the Responsible Party	NOT performed by SunTrust Mortgage, Inc. or by sub servicer(s) or vendor(s) retained by SunTrust Mortgage, Inc.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	✓

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				✓

Appendix B

Year	DEAL ID
2007	2007-DBALT-RAMPI
2007	ARMT 2007-1
2007	ARMT 2007-2
2006	BAFC 2006-1
2006	BAFC 2006-2
2006	BAFC 2006-3
2006	BAFC 2006-4
2006	BAFC 2006-5
2006	BAFC 2006-6
2006	BAFC 2006-7
2007	BAFC 2007-1
2007	BAFC 2007-2
2007	BAFC 2007-3
2007	BAFC 2007-4
2007	BAFC 2007-6
2007	BAFC 2007-7
2007	BAFC 2007-8
2008	BAFC 2008-1
2006	BSABS 2006-SD2
2006	BSABS 2006-ST1
2006	CMLTI 2006-4
2007	CMLTI 2007-10
2007	CMLTI 2007-6
2007	CMLTI 2007-AR7
2007	CMLTI 2007-ARI
2006	CSAB 2006-2
2006	CSAB 2006-3
2007	CSAB 2007-1
2006	CSMC 2006-3
2006	CSMC 2006-4
2006	CSMC 2006-5
2006	CSMC 2006-7
2006	CSMC 2006-8
2006	CSMC 2006-9
2007	CSMC 2007-3
2007	CSMC 2007-5
2007	CSMC 2007-6
2007	CSMC 2007-7
2007	CSMC 2007-I
2006	GSAA 2006-1
2006	GSAA 2006-14
2006	GSAA 2006-17

2006	GSAA 2006-19
2006	GSAA 2006-20
2006	GSAA 2006-5
2007	GSAA 2007-2
2006	GSR 2006-9F
2007	GSR 2007-4F
2007	GSR 2007-5F
2007	HALO 2007-2
2007	HALO 2007-AR1
2007	HALO 2007-AR2
2007	HarborView 2007-4
2006	JPALT 2006-A2
2006	JPALT 2006-S1
2006	JPALT 2006-S2
2006	JPALT 2006-S4
2007	JPALT 2007-S1
2006	JPMMT 2006-A3
2006	JPMMT 2006-A4
2006	JPMMT 2006-A5
2006	JPMMT 2006-A6
2006	JPMMT 2006-S2
2007	JPMMT 2007-S2
2007	JPMMT 2007-S1
2006	LMT 2006-2
2006	LMT 2006-4
2006	LMT 2006-7
2007	LMT 2007-7
2006	LXS 2006-1
2006	LXS 2006-15
2006	LXS 2006-3
2006	LXS 2006-7
2006	LXS 2006-11
2006	MALT 2006-2
2006	MALT 2006-3
2007	MALT 2007-1
2006	MASTR 2006-1
2006	MASTR 2006-2
2006	MASTR 2006-3
2007	MASTR 2007-1
2007	MASTR 2007-2
2006	RALI SERIES 2006-QS4
2006	RALI SERIES 2006-QS1
2006	RALI SERIES 2006-QS10
2006	RALI SERIES 2006-QS11
2006	RALI SERIES 2006-QS12

2006	RALI SERIES 2006-QS13
2006	RALI SERIES 2006-QS14
2006	RALI SERIES 2006-QS15
2006	RALI SERIES 2006-QS16
2006	RALI SERIES 2006-QS17
2006	RALI SERIES 2006-QS18
2006	RALI SERIES 2006-QS3
2006	RALI SERIES 2006-QS6
2006	RALI SERIES 2006-QS7
2006	RALI SERIES 2006-QS8
2006	RALI SERIES 2006-QS9
2006	RAMP SERIES 2006-RS3
2006	RAMP SERIES 2006-RS4
2006	RAMP SERIES 2006-RS5
2006	RAMP SERIES 2006-RS6
2006	RFMSI SERIES 2006-S11
2006	RFMSI SERIES 2006-S10
2006	RFMSI SERIES 2006-S12
2006	RFMSI SERIES 2006-S5
2006	RFMSI SERIES 2006-S6
2006	RFMSI SERIES 2006-S7
2006	RFMSI SERIES 2006-S8
2006	RFMSI SERIES 2006-S9
2006	SARM 2006-1
2006	SARM 2006-3
2006	SASCO 2006-3H
2011	SEMT 2011-2
2005	SERIES 2005-QWH13
2006	SERIES 2006-WH11
2007	SERIES 2007-QS7
2007	SERIES 2007-QS8
2007	SERIES 2007-QS9
2007	SERIES 2007-QA1
2007	SERIES 2007-QA2
2007	SERIES 2007-QS1
2007	SERIES 2007-QS2
2007	SERIES 2007-QS3
2007	SERIES 2007-QS4
2007	SERIES 2007-QS5
2007	SERIES 2007-QS6
2007	SERIES 2007-RS1
2007	SERIES 2007-RS2
2007	SERIES 2007-RZ1
2007	SERIES 2007-S1
2007	SERIES 2007-S4

2007	SERIES 2007-S8
2007	SERIES 2007-SA1
2007	SERIES 2007-SARM-3 LEHMAN
2007	SERIES 2007-SP2
2007	SERIES 2007-SP3
2006	STALT 2006-IF
2007	STARM 2007-1
2007	STARM 2007-2
2007	STARM 2007-3
2007	STARM 2007-4
2007	STARM 2007-S1
2006	TMST 2006-5
2007	WMLT 2007-A

Appendix C

1122(d)(2)(i)

Certain payments on pool assets were not deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

Remediation

As of May 2013, SunTrust Mortgage Inc. moved 194 custodial bank accounts from SunTrust Bank to Bank of New York Mellon due to the rating requirements and the decreased rating of SunTrust Bank. Certain transaction agreements require deposits into the custodial accounts either daily or within one business day. Due to the movement of the accounts from SunTrust Bank to Bank of New York Mellon funds are deposited into the accounts within two business days.

SunTrust Mortgage Inc. expects the situation to persist until SunTrust Bank is upgraded to the required credit ratings to make it an eligible entity to hold the accounts.

1122(d)(4)(vii)

Certain loss mitigation or recovery actions were not initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Remediation

SunTrust Mortgage, Inc. continued to experience foreclosure timeline delays due to extended processing timelines, environmental delays including those in the court system, and the implementation of new legislation and regulation.

SunTrust Mortgage Inc. continues to enhance remediation plans initiated in prior years, and as a result overall foreclosure timelines declined in 2014. In addition, SunTrust created a new due diligence team focusing solely on severely aged loans. SunTrust also created reporting specific to the individual foreclosure milestones in each state. Based on these efforts, SunTrust anticipates that overall foreclosure timelines will continue to decrease.